================================================================================



                    REAL PROPERTY PURCHASE AND SALE AGREEMENT



                                   dated as of


                                  July 26, 2002


                                 by and between


                     WILLIAMS HEADQUARTERS BUILDING COMPANY,
                                   as Seller,

                        WILLIAMS TECHNOLOGY CENTER, LLC,
                                  as Purchaser,

                          WILLIAMS COMMUNICATIONS, LLC

                                       and

                      WILLIAMS COMMUNICATIONS GROUP, INC.,
                                 as Guarantors,

                                       and

                         WILLIAMS AIRCRAFT LEASING, LLC
                   (for the limited purposes set forth herein)


================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I  DEFINITIONS AND INTERPRETATION.........................................................................2
   Section 1.01.  Definitions.....................................................................................2

ARTICLE II  SALE OF ACQUIRED ASSETS...............................................................................9
   Section 2.01.  Sale of Acquired Assets.........................................................................9
   Section 2.02.  Closing Payment.................................................................................9
   Section 2.03.  Closing.........................................................................................9
   Section 2.04.  Deliveries by Seller............................................................................9
   Section 2.05.  Deliveries by Purchaser........................................................................10
   Section 2.06.  Agreed Allocation..............................................................................11

ARTICLE III  REPRESENTATIONS AND WARRANTIES......................................................................11
   Section 3.01.  Representations of Seller......................................................................11
   Section 3.02.  Representations of Purchaser...................................................................12
   Section 3.03.  Representations of Communications..............................................................14
   Section 3.04.  Representations of WCL.........................................................................14
   Section 3.05.  Survival.......................................................................................15

ARTICLE IV  COVENANTS AND AGREEMENTS.............................................................................15
   Section 4.01.  Pre-Closing Covenants..........................................................................15
   Section 4.02.  Taxes; Closing Costs...........................................................................16
   Section 4.03.  Reserved.......................................................................................16
   Section 4.04.  Closing Prorations.............................................................................16
   Section 4.05.  Title Insurance................................................................................16
   Section 4.06.  Surveys........................................................................................17
   Section 4.07.  No Recording...................................................................................17
   Section 4.08.  Condition of Assets............................................................................17
   Section 4.09.  Make-Whole Provision...........................................................................18
   Section 4.10.  Covenant to Satisfy Conditions.................................................................19
   Section 4.11.  Substitution of New Communications.............................................................19
   Section 4.12.  Further Assurances.............................................................................19

ARTICLE V  CONDITIONS PRECEDENT..................................................................................19
   Section 5.01.  Conditions to Purchaser's Obligation to Effect the Closing.....................................19
   Section 5.02.  Conditions to Seller's Obligation to Effect the Closing........................................20

ARTICLE VI  TERMINATION..........................................................................................21
   Section 6.01.  Termination....................................................................................21
   Section 6.02.  Effect of Termination..........................................................................22

ARTICLE VII  MISCELLANEOUS.......................................................................................22
   Section 7.01.  Expenses.......................................................................................22



                                      (i)

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page
                                                                                                               ----

   Section 7.02.  Extension; Waiver..............................................................................22
   Section 7.03.  Reserved.......................................................................................22
   Section 7.04.  Notices........................................................................................22
   Section 7.05.  Entire Agreement; Amendment....................................................................24
   Section 7.06.  Governing Law..................................................................................24
   Section 7.07.  Remedies.......................................................................................24
   Section 7.08.  Jurisdiction...................................................................................24
   Section 7.09.  Counterparts...................................................................................25
   Section 7.10.  Severability...................................................................................25
   Section 7.11.  Headings.......................................................................................25
   Section 7.12.  Assignment.....................................................................................25
   Section 7.13.  Successors and Assigns.........................................................................25
   Section 7.14.  No Third-Party Beneficiaries...................................................................25
   Section 7.15.  Publicity......................................................................................25
   Section 7.16.  Interpretation.................................................................................25
   Section 7.17.  Survival of Construction Obligations...........................................................26
   Section 7.19.  AFE's..........................................................................................26
   Section 7.20.  Continuing Cooperation.........................................................................27
   Section 7.21.  Disposition of Aircraft Dry Leases.............................................................27
   Section 7.22.  Casualty/Condemnation..........................................................................28
   Section 7.23.  License for Parking Structure..................................................................29
   Section 7.24.  Construction Warranties........................................................................29
   Section 7.25.  Guaranty.......................................................................................29


Schedules

Schedule 1                         Central Parcel and Skywalk
Schedule 2.01                      Leases and Agreement
Schedule 2.06                      Agreed Allocation
Schedule 3.01(e)                   Seller Consents
Schedule 3.01(h)                   Surviving Agreements
Schedule 3.02(e)                   Purchaser Related Consents
Schedule 4                         Cooling Tower Parcel
Schedule 5                         Parking Garage Parcel

Exhibits

Exhibit A                          Form of Bill of Sale
Exhibit B                          Form of Deed
Exhibit C                          Form of Non-Foreign Entity Certificate
Exhibit D                          Permitted Exceptions



                                      (ii)

                    REAL PROPERTY PURCHASE AND SALE AGREEMENT

                  This REAL PROPERTY PURCHASE AND SALE AGREEMENT, dated as of July 26, 2002, by and between WILLIAMS HEADQUARTERS BUILDING COMPANY, a Delaware corporation ("Seller"), WILLIAMS TECHNOLOGY CENTER, LLC, a Delaware limited liability company ("Purchaser"), WILLIAMS COMMUNICATIONS, LLC, a Delaware limited liability company ("WCL"), WILLIAMS COMMUNICATIONS GROUP, INC., a Delaware corporation ("Communications," Communications and WCL being jointly and severally liable with Purchaser for all obligations of Purchaser set forth herein, collectively, "Guarantors") and WILLIAMS AIRCRAFT LEASING, LLC (formerly known as Williams Communications Aircraft, LLC), a Delaware limited liability company (for the limited purposes set forth herein).

                                   WITNESSETH:

                  WHEREAS, Seller owns the Acquired Assets (as defined below) relating to the office building and related facilities in Tulsa, Oklahoma, commonly known as the Williams Technology Center;

                  WHEREAS, Communications and its subsidiary, CG Austria, Inc., a Delaware corporation, which is not a party to this Agreement (collectively, the "Debtors") are debtors, having filed voluntary petitions on April 22, 2002, for relief pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (as amended, the "Bankruptcy Code"), whose cases are pending in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and procedurally consolidated under Case No. 02-11957 (the "Bankruptcy Case");

                  WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Acquired Assets, in the manner and subject to the terms and conditions set forth herein;

                  WHEREAS, each of Purchaser and WCL is a wholly owned subsidiary of Communications; and

                  WHEREAS, Guarantors will obtain benefits from the Purchaser's acquisition of the Acquired Assets and, in order to induce Seller to enter into this Agreement, Guarantors have agreed to jointly and severally guaranty Purchaser's obligations hereunder.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise, the following capitalized terms shall have the following meanings:

                  "Acquired Assets" shall mean, subject to Section 7.24, collectively, the fee simple title to the Real Property and the Improvements; all contract rights, subsurface rights, air rights, easements, privileges, servitudes, appurtenances and other rights belonging to or inuring to the benefit of Seller and appurtenant to the Real Property and Improvements (including, without limitations, the Skywalk); all documents, specifications and plans related to the Real Property and Improvements; all Licenses and Permits; and all other rights, easements, titles, interests, privileges and appurtenances of Seller related to and used in connection with the construction, ownership, use, operation or management of the Real Property and Improvements, as expressly set forth in this Agreement; and all Personal Property.

                  "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

                  "Agreed Allocation" has the meaning set forth in Section 2.06.

                  "Agreement" shall mean this Real Property Purchase and Sale Agreement, together with the Schedules and Exhibits hereto, as amended, supplemented or otherwise modified from time to time.

                  "Aircraft" shall mean the aircraft leased pursuant to the Aircraft Dry Leases.

                  "Aircraft Dry Leases" shall mean (a) the Aircraft Dry Lease (N358WC) dated as of September 13, 2001 by and between Williams Aircraft Leasing, LLC (formerly known as Williams Communications Aircraft, LLC), as "Lessor", and WCL, as "Lessee", and/or (b) the Aircraft Dry Lease (N359WC) dated as of September 13, 2001 by and between Williams Aircraft Leasing, LLC (formerly known as Williams Communications Aircraft, LLC), as "Lessor", and WCL, as "Lessee".

                  "Allocated Lease Principal" shall have the meaning set forth in Section 7.21.

                  "Applicable Law" shall mean any applicable law, regulation, rule, order, judgment or decree.

                  "April Agreement" shall mean the agreement dated as of April 19, 2002 by and among Debtors, WCL, certain subsidiaries of Communications, certain bondholders, and certain Lenders under the WCG Bank Facility.

                  "Bank Agent" shall mean Bank of America, N.A., as agent under the WCG Bank Facility.

                  "Bankruptcy Case" has the meaning set forth in the recitals hereof.

                  "Bankruptcy Code" has the meaning set forth in the recitals hereof.

                  "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as the same are applicable to the Bankruptcy Case.

                  "Bill of Sale" shall mean the Special Warranty Bill of Sale and Assignment covering all of the Personal Property, to be executed by Seller in favor of Purchaser in substantially the form attached hereto as EXHIBIT A.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close or are otherwise generally closed.

                  "Cash Portion of the Purchase Price" has the meaning set forth in Section 2.02(a).

                  "Center" shall mean the multi-story office building located on the Center Parcel commonly known as One Technology Center or the Williams Technology Center.

                  "Center Parcel" shall mean that portion of the Real Property more particularly described in SCHEDULE 1, which shall include the air rights associated with the Skywalk; provided, however, the description on said Schedule shall be deemed to be amended for purposes of this Agreement to reflect the description for such property on the Initialed Title Commitment and the Survey.

                  "Central Plant" shall mean the equipment, fixtures, piping, wiring, machinery, and all other items of personal property comprising the plant for chilled and hot water production and circulation, and electricity generation and transmission located in the basement of the Center in the Central Plant Space and on the Cooling Tower Parcel.

                  "Central Plant Lease" shall mean that certain Lease Agreement originally entered into between Purchaser, as "Landlord," and Seller, as "Tenant," effective as of April 23, 2001, as amended from time to time, pertaining to the Central Plant; it being understood between Purchaser and Seller that Purchaser shall be the landlord and that Seller shall be the tenant upon completion of Closing.

                  "Central Plant Space" shall mean that portion of the basement of the Center located in the Improvements which is described in the Central Plant Lease.

                  "Claims Purchase" shall mean the sale pursuant to the Claims Purchase Agreement by TWC (a) on its own behalf, of certain claims against Communications and (b) as agent for United States Trust Company of New York, a New York banking corporation, in its capacity as indenture trustee and securities intermediary under the Indenture dated as of March 28, 2001, among WCG Note Trust, a special purpose statutory business trust created under laws of Delaware, WCG Note Corp., Inc., a special purpose corporation organized under the laws of the state of Delaware, as co-issuers of certain Senior Secured Notes due 2004, and the Indenture Trustee, of that certain Senior Reset Note due 2008 issued by Communications to the WCG Note Trust.

                  "Claims Purchase Agreement" shall mean that certain Purchase and Sale Agreement dated as of the date hereof between TWC, as "Seller," and Leucadia National Corporation, as "Purchaser."

                  "Closing" has the meaning set forth in Section 2.03.

                  "Closing Date" has the meaning set forth in Section 2.03.

                  "Closing Documents" shall mean all documents and other instruments contemplated to be delivered pursuant to this Agreement or the Transactions at Closing.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean the Official Committee of Unsecured Creditors appointed in the Bankruptcy Case.

                  "Communications" has the meaning set forth in the preamble hereof.

                  "Contracts" shall have the meaning set forth in Section 7.19.

                  "Construction Agreement" shall mean that certain Agreement of Purchase and Sale and Construction Completion effective as of February 26, 2001 between Seller, as "Seller," and WCL, as "Purchaser."

                  "Construction Documents" shall have the meaning set forth in
Section 7.24.

                  "Construction Warranties" shall have the meaning set forth in
Section 7.24.

                  "Cooling Tower Parcel" shall mean the real property upon which the cooling towers relating to the Central Plant are located, as described in
SCHEDULE 3.

                  "Corridor" shall have the meaning set forth in Section 7.19.

                  "Debtors" has the meaning set forth in the recitals hereof.

                  "Deed" shall mean the Special Warranty Deed covering the Real Property, those portions of the Acquired Assets that constitute real property, the Improvements and all of

Seller's right, title and interest in and to the Skywalk, excluding, however, Seller's interest in and to the Central Plant, in substantially the form attached hereto as EXHIBIT B.

                  "Disposition" shall have the meaning set forth in Section
7.21.

                  "Easement for Backup Generation" shall mean an easement agreement in a form reasonably acceptable to both Purchaser and Seller, in which Seller and its co-tenant shall grant to Purchaser certain easement rights to install and maintain Purchaser's backup electrical generation equipment.

                  "Existing Construction Claims" shall have the meaning set forth in Section 7.24.

                  "Fee" shall have the meaning set forth in Section 7.21.

                  "Financing Statements" shall mean proper UCC-1 or the appropriate equivalent, for filing under the Uniform Commercial Code of each jurisdiction as may be necessary or, in the opinion of Seller, desirable to perfect the security interests lien created by the Purchase Money Mortgage.

                  "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or quasi-governmental body or agency or other regulatory authority or agency.

                  "Guarantors" shall have the meaning set forth in the preamble hereof.

                  "Improvements" shall mean, collectively, all buildings, structures, fixtures, facilities, parking structures and areas, and other improvements partially or completely constructed and located on or connected with the Real Property or the Skywalk, except those expressly excepted in the definition of Acquired Assets.

                  "Initialed Title Commitment" shall mean the Title Commitment, marked and redated to the Closing Date and initialed by a representative of the Title Company, insuring Purchaser's fee simple title to the Real Property, the Improvements and those portions of the Acquired Assets which constitute real property interests (including all recorded appurtenant easements, insured as separate legal parcels), with gap coverage from Seller through the date of recording, subject only to the Permitted Exceptions and containing such endorsements and affirmative coverages as may be reasonably required by Purchaser, including without limitation, a Non-Imputation Endorsement.

                  "Insured Property" has the meaning set forth in Section 4.04.

                  "Legal Opinion" shall mean an opinion from Oklahoma counsel reasonably satisfactory to Seller addressed to Seller and its successors and assigns dated as of the Closing Date opining as to the enforceability of the Purchase Money Note, the enforceability of, and the perfection of the security interests granted pursuant to the Purchase Money Mortgage and Financing Statements, and such other matters incident to the Transactions contemplated herein, which shall be in form and substance reasonably satisfactory to Seller.

                  "Lenders" shall mean the lenders under the WCG Bank Facility.

                  "Licenses and Permits" shall mean collectively all of the direct or indirect right, title and interest of Seller in and to all licenses, permits, building permits, certificates of occupancy, approvals, government orders, resolutions, dedications, subdivision maps and entitlements issued, approved or granted by any Governmental Entity in connection with the Real Property and Improvements, together with all renewals and modifications thereof.

                  "Management Agreement" shall mean the Management Services Agreement, dated April 23, 2001, between Seller, as "Manager," and Purchaser, as "Owner," under which Seller manages the Acquired Assets (exclusive of the Parking Garage and Parking Garage Parcel), as amended from time to time.

                  "Master Lease" shall mean the Master Lease dated as of September 13, 2001, by and between Seller, as "landlord," and Purchaser, as "tenant," covering the Real Property and Improvements.

                  "Members" shall mean the members of the Committee.

                  "Monthly Debt Service" shall have the meaning set forth in
Section 7.21.

                  "Mortgage Title Policy" shall mean a title commitment, marked and redated to the Closing Date and initialed by a representative of the Title Company, to issue a 1992 ALTA title insurance policy dated and effective as of the Closing Date, issued by the Title Company in an amount not less than the face amount of the Purchase Money Note insuring the first priority lien of the Purchase Money Mortgage, subject only to Permitted Exceptions and containing such endorsements and affirmative coverages as Seller shall reasonably require, including without limitation, a Non-Imputation Endorsement, if and to the extent available.

                  "New Communications" has the meaning set forth in Section
4.11.

                  "Non-Foreign Entity Certification" has the meaning set forth in Section 2.04(d).

                  "Parking Garage" shall mean those Improvements which are located on the Parking Garage Parcel.

                  "Parking Garage Parcel" shall mean that portion of the Real Property more particularly described in SCHEDULE 5; provided, however, the description on said Schedule shall be deemed to be amended for purposes of this Agreement to reflect the description for such property on the Initialed Title Commitment and the Survey.

                  "Permitted Exceptions" shall mean those exceptions set forth on EXHIBIT D.

                  "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "Personal Property" shall mean, collectively, all of the tangible and intangible (other than goodwill and any other intangible property that is severable from Seller's "interest in real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto) personal property constituting a portion of the Acquired Assets including, without limitation, the Category 1 FF&E and Category 2 FF&E, each as defined in the Master Lease, and any personal property hereafter acquired pursuant to the Construction Agreement.

                  "Plan" shall mean any chapter 11 plan of reorganization with respect to the Debtors as it may be altered, amended, modified or supplemented from time to time in accordance with its terms, the Bankruptcy Code and the Bankruptcy Rules.

                  "Prior Purchase and Sale Agreement" shall mean that certain Agreement of Purchase and Sale, as amended, among Purchaser, as "Seller," Seller, as "Purchaser," and WCL, as "Guarantor," effective as of September 13, 2001.

                  "Purchase Money Mortgage" shall mean the Mortgage With Power of Sale, Security Agreement, Assignments of Leases, Rents and Profits, Financing Statement and Fixture Filing to be granted at Closing in favor of Seller by Purchaser in a form reasonably acceptable to both Seller and Purchaser.

                  "Purchase Money Note" shall mean the note to be issued at Closing by Purchaser and Communications, as co-issuers, and guaranteed by WCL, in favor of Seller in a form reasonably acceptable to both Seller and Purchaser, which note shall be in the principal amount of One Hundred Million Dollars ($100,000,000) and secured by the Purchase Money Mortgage.

                  "Purchase Price" has the meaning set forth in Section 2.02.

                  "Purchaser" has the meaning set forth in the preamble hereof.

                  "Real Property" shall mean the Center Parcel and the Parking Garage Parcel.

                  "Sales Tax Certificate" has the meaning set forth in Section 2.04(g).

                  "Seller" has the meaning set forth in the preamble hereof.

                  "Settlement Agreement" shall mean the agreement dated as of July 26, 2002 between TWC, Debtors, the Committee, and Leucadia National Corporation, providing for, inter alia, this Agreement and the Transactions.

                  "Skywalk" shall mean an elevated pedestrian bridge and support structure, connecting the Parking Garage to the Center Parcel over a portion of South Cincinnati Avenue and a portion of East First Street, Tulsa, Oklahoma, that is approximately twenty-seven feet (27') above the driving lanes of such streets, together with the air rights for the three (3) dimensional space within which it is suspended.

                  "Survey" has the meaning set forth in Section 4.06.

                  "Tax" or "Taxes" shall mean all taxes, duties, levies, interest, penalties or other assessments imposed by any Taxing Authority, including gross receipts, excise, personal and real property (including leaseholds and interests in leaseholds), sales, gain, use, license, custom duty, Transfer Taxes, unemployment, capital stock, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

                  "Tax Determination" shall have the meaning set forth in
Section 6.01(c).

                  "Tax Return" shall mean any return (including estimated returns), report, information return, statement, declaration or other document (including any related or supporting information), and any amendment thereof, filed or required to be filed with any Taxing Authority.

                  "Taxing Authority" shall mean any federal, state, local or foreign governmental authority responsible for the determination, assessment or collection of any Tax.

                  "Termination Date" shall have the meaning set forth in Section 7.21.

                  "Title Commitment" shall mean a Commitment for Title Insurance to be issued by the Title Company on behalf of Lawyers Title Insurance Corporation.

                  "Title Company" shall mean Guaranty Abstract Company of Tulsa, Oklahoma, or another title company reasonably satisfactory to Purchaser.

                  "Title Policy" shall mean the 1992 ALTA owner's title insurance policy or policies dated and effective as of the Closing Date, to be issued by the Title Company based upon the Initialed Title Commitment in an amount not less than the Purchase Price (and reinsured in a manner acceptable to Purchaser).

                  "Title/Survey Cap" has the meaning set forth in Section 4.05.

                  "Transactions" shall mean all the transactions provided for or contemplated by this Agreement.

                  "Transfer Tax" shall mean any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto.

                  "TWC" shall mean The Williams Companies, Inc., a Delaware corporation.

                  "Utility Services Agreement" shall mean the Utility Services Agreement, dated as of April 23, 2001, between Purchaser, as "Customer," and Seller, as "Owner," as amended from time to time.

                  "WCG Bank Facility" shall mean the Amended and Restated Credit Agreement dated as of September 8, 1999, as amended, among WCL, as borrower, Communications, as guarantor, the Bank Agent, the Lenders, The Chase Manhattan Bank, as syndication agent, Salomon Smith Barney Inc. and Lehman Brothers, Inc., as joint lead arrangers and joint bookrunners with respect to the Incremental Facility referred to therein, and Salomon Smith Barney Inc., Lehman Brothers, Inc. and Merrill Lynch & Co., Inc., as co-documentation agents.

                  "WCL" shall have the meaning set forth in the preamble hereof.

                                   ARTICLE II

                             SALE OF ACQUIRED ASSETS

         Section 2.01. Sale of Acquired Assets. On the terms, and subject to the conditions, set forth in this Agreement, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase from Seller on the Closing Date, all of Seller's right, title and interest in and to the Acquired Assets (but as to any Licenses and Permits comprising part of the Acquired Assets, only to the extent assignable), subject to all existing leases (provided however, that the Master Lease under which Purchaser is the lessee will be merged into the feehold and extinguished at Closing) and agreements listed on SCHEDULE 2.01 or otherwise entered into in accordance with the Management Agreement (including, without limitation, the Central Plant Lease, the Construction Agreement, the Prior Purchase Agreement, the Management Agreement and the Utility Services Agreement, as the same may be modified pursuant to the Settlement Agreement) and Permitted Exceptions.

         Section 2.02. Closing Payment. In consideration for the purchase by Purchaser of the Acquired Assets, on the Closing Date Purchaser shall pay to Seller (or such other party or parties as Seller shall direct) One Hundred Fifty Million Dollars ($150,000,000) in the aggregate (the "Purchase Price") as follows:

                  (a) Fifty Million Dollars ($50,000,000) (the "Cash Portion of the Purchase Price") in immediately available funds, which shall be reduced by the amount of $5,200,000, reflecting net credits in favor of Purchaser pursuant to the Construction Agreement.

                  (b) One Hundred Million Dollars ($100,000,000) in the form of the Purchase Money Note (which amount may be reduced in accordance with Section 7.21 hereof).

         Section 2.03. Closing. The sale referred to in Section 2.01 (the "Closing") shall take place at 10:00 A.M., New York time, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, simultaneously with the satisfaction or waiver of all of the conditions set forth in Article V hereof, or at such other time and date as Seller and Purchaser shall agree ("Closing Date").

         Section 2.04. Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser (unless previously delivered), the following:

                  (a) a duly executed and acknowledged Deed in favor of Purchaser;

                  (b) a duly executed Bill of Sale in favor of Purchaser;

                  (c) evidence reasonably satisfactory to Purchaser and the Title Company that the Persons executing the Closing Documents on behalf of Seller have full right, power and authority to execute same and that Seller has the full right, power and authority to perform its obligations thereunder;

                  (d) a duly executed and acknowledged certificate (the "Non-Foreign Entity Certification") certifying that Seller is not a "foreign person" as defined in Section 1445 of the Code in substantially the form attached hereto as EXHIBIT C;

                  (e) possession of the Acquired Assets, subject to the Permitted Exceptions;

                  (f) the Initialed Title Commitment;

                  (g) an Oklahoma Sales Tax report to cover any sales tax assessed on the tangible Personal Property, or the written certification of Seller (which shall also be executed by Purchaser), stating that no tangible Personal Property sales tax is payable;

                  (h) an assignment agreement, executed by Seller, assigning to Purchaser all of Seller's right, title and interest in any general guarantees and warranties (including the Construction Warranties) now or hereafter given in connection with the operation, construction, improvement, alteration or repair of the Real Property and the Improvements;

                  (i) the consents listed on SCHEDULE 3.01(e);

                  (j) an ALTA Statement, Gap Indemnity and such other affidavits and indemnities as may be reasonably required by the Title Company in forms reasonably acceptable to the Title Company;

                  (k) the Easement for Backup Generation, duly executed and acknowledged by Seller and its co-tenant; and

                  (l) all other previously undelivered documents required by this Agreement to be delivered by Seller to Purchaser at or prior to the Closing in connection with the Transactions.

         Section 2.05. Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to Seller (unless previously delivered), the following:

                  (a) the Cash Portion of the Purchase Price (less the amount of the credit specified in Section 2.02(a) hereof) by wire transfer of immediately available funds to the account or accounts identified by Seller;

                  (b) the Financing Statements and the duly executed (and acknowledged as required) Purchase Money Note and Purchase Money Mortgage, together with all other documents and instruments contemplated by the foregoing;

                  (c) evidence reasonably satisfactory to Seller and the Title Company that the Persons executing the Closing Documents on behalf of Purchaser, Communications and WCL have full right, power and authority to execute same and that each of Purchaser, Communications and WCL has the full right, power and authority to perform its obligations thereunder;

                  (d) the Mortgage Title Policy;

                  (e) the duly executed Legal Opinion; and

                  (f) all other previously undelivered documents required by this Agreement to be delivered by Purchaser to Seller at or prior to the Closing in connection with the Transactions.

         Section 2.06. Agreed Allocation. Purchaser and Seller agree that the fair market value allocation of the Purchase Price among the Acquired Assets (the "Agreed Allocation") is set forth on SCHEDULE 2.06. The provisions of this
Section 2.06 shall survive the Closing without limitation.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.01. Representations of Seller. Seller represents and warrants to Purchaser as follows:

                  (a) Seller is (i) a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and (ii) authorized under the laws of the State of Oklahoma to conduct business in Oklahoma;

                  (b) Seller has the requisite power and authority to execute and deliver this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by it and to perform its obligations hereunder and thereunder;

                  (c) This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;

                  (d) When executed and delivered as provided in this Agreement, each other agreement and instrument contemplated hereby to be executed by Seller will be a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;

                  (e) Except as set forth in SCHEDULE 3.01(e), none of the execution and delivery of this Agreement or the other agreements and instruments contemplated by this Agreement to be executed by Seller, the consummation by Seller of the Transactions or compliance by Seller with any of the provisions hereof or thereof will (i) conflict with or constitute a breach of or default under any of Seller's charter or bylaws, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under, any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Seller is a party or by which Seller or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Seller or any of its properties or assets or (iv) require any order, consent, approval or authorization of, notice to, or declaration, filing, application, qualification or registration with, any Person or Governmental Entity;

                  (f) No broker, finder or other Person acting under Seller's authority is entitled to any broker's commission or other fee in connection with the Transactions for which Purchaser could be responsible;

                  (g) Seller has not received notice of, nor does Seller have knowledge of, any presently pending or threatened condemnation, eminent domain or other actions, litigation, proceedings, or any special assessments of any nature with respect to the Acquired Asset, except as may be set forth in the Permitted Exceptions;

                  (h) Except as contemplated by this Agreement and the Transactions or as set forth on SCHEDULE 3.01(h), Seller has not entered into any contracts or agreements which materially and adversely affect the Acquired Assets and which will survive the Closing and be binding on the Purchaser, other than as may be set forth in the Permitted Exceptions or entered into pursuant to and in accordance with the Management Agreement;

                  (i) The Real Property, Improvements and Personal Property are free and clear from all liens, claims and encumbrances, other than the Permitted Exceptions and any liens, claims and encumbrances resulting from any act or omission of Purchaser, its Affiliates, agents, employees, licensees, invitees or any other Person acting by or on behalf of Purchaser;

                  (j) Seller has not received notice from any Governmental Entity which has not been complied with asserting that the Acquired Assets are in violation of any laws, ordinances and regulations (including, but not limited to, any environmental and hazardous substance laws, ordinances and regulations); and

                  (k) Seller has obtained all Licenses and Permits required in connection with the Acquired Assets by any Governmental Entity, and Seller is not aware of any violations thereunder.

                  (l) Except for the representations and warranties contained in this Section 3.01, neither Seller nor any other Person makes any other express or implied representation or warranty to Purchaser or upon which Purchaser may rely in connection with this Agreement or the Transactions.

         Section 3.02. Representations of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

                  (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware;

                  (b) Purchaser has the requisite power and authority to execute and deliver this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by Purchaser (including without limitation the Purchase Money Mortgage and the Purchase Money
         Note) and to perform its obligations hereunder and thereunder;

                  (c) This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms;

                  (d) When executed and delivered as provided in this Agreement, each other agreement and instrument contemplated hereby to be executed by Purchaser will be a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms;

                  (e) Except as set forth in SCHEDULE 3.02(e), none of the execution and delivery of this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by Purchaser (including without limitation the Purchase Money Mortgage and the Purchase Money Note), nor the consummation by Purchaser of the Transactions or compliance by Purchaser with any of the provisions hereof or thereof will (i) conflict with or constitute a breach of or default under any of Purchaser's charter or operating agreement, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under, any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation application to Purchaser or any of its properties or assets or (iv) require any order, consent, approval or authorization of, notice to, or declaration, filing, application, qualification or registration with, any Person or Governmental Entity;

                  (f) As lessee under the Master Lease, Purchaser is currently in possession of the Real Property and Improvements and is familiar with the other Acquired Assets and (i) is a sophisticated Person with respect to the purchase of the Acquired Assets, (ii) is able to bear the economic risk associated with the purchase of the Acquired Assets,
         (iii) has adequate information concerning the business and financial condition of the Debtors and the status of the Bankruptcy Case and the Acquired Assets to make an informed decision regarding the purchase of the Acquired Assets, (iv) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement and (v) has independently and without reliance upon Seller, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Purchaser has relied upon Seller's express representations and warranties in this Agreement. Purchaser acknowledges that Seller has not given Purchaser any investment advice, credit information or opinion on whether the purchase of the Acquired Assets is prudent; and

                  (g) No broker, finder or other Person acting under the authority of Purchaser is entitled to any broker's commission or other fee in connection with the Transactions for which Seller could be responsible.

         Section 3.03. Representations of Communications. Communications hereby represents and warrants to Seller as follows:

                  (a) Communications is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

                  (b) Communications has the requisite power and authority to execute and deliver this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by Communications (including without limitation the Purchase Money Note) and to perform its obligations hereunder and thereunder;

                  (c) This Agreement has been duly executed and delivered by Communications and this Agreement constitutes the valid and binding obligation of Communications, enforceable against Communications in accordance with its terms;

                  (d) When executed and delivered as provided in this Agreement, each other agreement and instrument contemplated hereby to be executed by Communications will be a valid and binding obligation of Communications, enforceable against Communications in accordance with its terms; and

                  (e) Except as set forth in SCHEDULE 3.02(e), none of the execution and delivery of this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by Communications (including without limitation the Purchase Money Note), nor the consummation by Communications of the Transactions or compliance by Communications with any of the provisions hereof or thereof will (i) conflict with or constitute a breach of or default under any of Communications' charter or by-laws, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under, any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Communications is a party or by which Communications or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation application to Communications or any of its properties or assets or (iv) require any order, consent, approval or authorization of, notice to, or declaration, filing, application, qualification or registration with, any Person or Governmental Entity.

         Section 3.04. Representations of WCL. WCL hereby represents and warrants to Seller as follows:

                  (a) WCL is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware;

                  (b) WCL has the requisite power and authority to execute and deliver this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by WCL (including without limitation the Purchase Money Note) and to perform its obligations hereunder and thereunder;

                  (c) This Agreement has been duly executed and delivered by WCL and this Agreement constitutes the valid and binding obligation of WCL, enforceable against WCL in accordance with its terms;

                  (d) When executed and delivered as provided in this Agreement, each other agreement and instrument contemplated hereby to be executed by WCL will be a valid and binding obligation of WCL, enforceable against WCL in accordance with its terms; and

                  (e) Except as set forth in SCHEDULE 3.02(e), none of the execution and delivery of this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by WCL (including without limitation the Purchase Money Note), nor the consummation by WCL of the Transactions or compliance by WCL with any of the provisions hereof or thereof will (i) conflict with or constitute a breach of or default under any of WCL's charter or by-laws, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under, any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which WCL is a party or by which WCL or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation application to WCL or any of its properties or assets or (iv) require any order, consent, approval or authorization of, notice to, or declaration, filing, application, qualification or registration with, any Person or Governmental Entity.

         Section 3.05. Survival. All the representations and warranties set forth in this Article III shall survive the Closing.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

         Section 4.01. Pre-Closing Covenants. Seller covenants and agrees that from and after the date of this Agreement Seller shall:

                  (a) not amend any lease concerning the Acquired Assets nor execute any new lease, license, or other agreement affecting the ownership or operation of the Acquired Assets, without Purchaser's prior written approval, except in accordance with the terms of the Management Agreement;

                  (b) not enter into any contract with respect to the ownership and operation of the Acquired Assets that will survive the Closing, without Purchaser's prior written consent, except in accordance with the terms of the Management Agreement;

                  (c) not take any action that would reasonably be expected to adversely affect the use, occupancy or value of the Acquired Assets except as permitted in respect of Seller's rights set forth in the paragraph defining "Acquired Assets" in Section 1.01;

                  (d) promptly deliver to Purchaser any notice received by Seller (i) asserting a violation of Applicable Law or (ii) in respect of a condemnation of the Real Property, the Improvements or any portion of the Acquired Assets that constitute real property interests; and

                  (e) operate and manage the Acquired Assets in accordance with the terms of the Management Agreement.

         Section 4.02. Taxes; Closing Costs. Purchaser and Seller each agree to pay their respective attorneys' fees and one-half of any and all Taxes assessed or levied as a result of the execution and delivery of this Agreement or the Closing Documents (including all recording and filing fees and other charges in respect thereof) and all fees, expenses and charges incurred in connection with the Closing and/or the Transactions; provided, however, all fees, expenses, premiums and charges incurred by or on behalf of, or payable to, the Title Company in connection with the issuance of the Title Policy and Mortgage Title Policy shall be borne and paid solely by Purchaser.

         Section 4.03. Reserved.

         Section 4.04. Closing Prorations (a) Purchaser acknowledges and agrees that Purchaser is now and after Closing shall continue to be solely responsible for all real property and personal property ad valorem taxes and any annual special assessments relating to the Acquired Assets, and therefore, such Taxes will not be pro rated in connection with the transfer of the Acquired Assets.

                  (b) All rents and other charges under the Master Lease shall be pro rated between Seller and Purchaser on a per diem basis as of 11:59 P.M. on the day immediately preceding the Closing Date. For purposes of such pro rations, Purchaser shall be deemed the owner of the Acquired Assets for the entire Closing Date.

         Section 4.05. Title Insurance. Seller will use its best efforts to assist Purchaser in obtaining the Title Commitment and Title Policy, within the time periods set forth herein, including removing from title any liens or encumbrances which are not Permitted Exceptions; provided, however, that Seller shall not be obligated to cure or eliminate any encumbrances (other than existing mortgage and mechanic liens) to the extent that the cost to cure or eliminate same would exceed $100,000 (the "Title/Survey Cap"), but if Seller elects not to so cure or eliminate same, then Purchaser's sole remedy shall be that Purchaser shall be entitled to elect to terminate this Agreement or accept title and survey subject to such items after taking a $100,000 credit against the Cash Portion of the Purchase Price. Purchaser and Seller agree that the

Title/Survey Cap shall serve as a limitation of Seller's expenditures in compliance with its obligation hereunder to cure encumbrances and encroachments related to both title and survey.

         Section 4.06. Surveys. Seller shall deliver to Purchaser prior to Closing a survey of the Real Property, dated no earlier than the date of this Agreement, prepared by a surveyor licensed in Oklahoma and satisfactory to the Purchaser, and conforming to 1999 ALTA/ACSM Minimum Detail Requirements for Land Title Surveys, including Table A Items Nos. 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(b)(2), 13, 14, 15 and 16, and such other standards as the Title Company and Purchaser reasonably require as a condition to the removal of any survey exceptions from the Title Commitment, and certified to Purchaser, Seller and the Title Company, in a form and with a certification satisfactory to each of such parties (the "Survey"). The Survey shall not disclose any encroachment from or onto any of the Real Property or any portion thereof or any other survey defect which has not been cured or insured over to Purchaser's reasonable satisfaction prior to the Closing; provided, however, Seller shall not be obligated to cure or eliminate any such encroachments to the extent that the cost to cure or eliminate the same exceeds the Title/Survey Cap when combined with the costs to cure liens or encumbrances against title. Seller shall pay or commit to pay all fees, costs and expenses with respect to the Survey.

         Section 4.07. No Recording. The parties hereto agree that neither this Agreement nor any memorandum or affidavit concerning it shall be recorded in the land records of Tulsa County; provided, however, that upon Closing, the Deed, the Purchase Money Mortgage, the Financing Statements and any other Closing Documents or instruments necessary or desirable in Seller's opinion to consummate or evidence the Transactions shall be so recorded and filed, as applicable and appropriate.

         Section 4.08. Condition of Assets. SUBJECT ONLY TO ANY OBLIGATIONS OF SELLER WHICH MAY EXIST PURSUANT TO THE TERMS OF THE CONSTRUCTION AGREEMENT OR PRIOR PURCHASE AND SALE AGREEMENT TO THE EXTENT NOT PERFORMED PRIOR TO THE CLOSING, EACH OF PURCHASER AND THE GUARANTORS AGREES THAT AS PART OF THE CONSIDERATION FOR SELLER ENTERING INTO THIS AGREEMENT, THE ACQUIRED ASSETS BEING SOLD HEREUNDER ARE BEING SOLD AND CONVEYED (AND ARE BEING ACCEPTED BY PURCHASER) ON AN "AS IS, WHERE IS" BASIS WITHOUT ANY REPRESENTATION AND WARRANTY (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPRESENTATION OR WARRANTY) OTHER THAN THE TITLE REPRESENTATION AND WARRANTY EXPRESSLY CONTAINED HEREIN WHICH IS IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED, AND EACH OF PURCHASER AND THE GUARANTORS HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER EXPRESS OR IMPLIED WARRANTIES, CONDITIONS OR REPRESENTATIONS WITH REGARD TO THE CONDITION OF THE ACQUIRED ASSETS AND ALL OBLIGATIONS AND LIABILITIES OF SELLER FOR OR WITH RESPECT TO DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES THEREFROM, AND ALL RIGHTS, CLAIMS AND REMEDIES OF EACH OF PURCHASER AND THE GUARANTORS, EXPRESS OR IMPLIED, ARISING OUT OF LAW OR OTHERWISE WITH RESPECT THERETO, THE OWNERSHIP, USE OR OPERATION OF THE ACQUIRED ASSETS AND ANYTHING GIVEN OR SOUGHT TO BE IMPLIED FROM ANYTHING

SAID OR WRITTEN IN THE NEGOTIATIONS BETWEEN THE PARTIES HERETO OR THEIR REPRESENTATIVES PRIOR TO ENTERING INTO THIS AGREEMENT WITH RESPECT THERETO. ANY STATUTORY OR OTHER WARRANTY, CONDITION, DESCRIPTION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE STATE, QUALITY OR FITNESS OF THE ACQUIRED ASSETS (ENVIRONMENTAL OR OTHERWISE) IS EXPRESSLY EXCLUDED, INCLUDING BUT NOT LIMITED TO, AS APPLICABLE: (i) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS; (ii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (iii) ANY OBLIGATION OR LIABILITY WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF PATENTS, LICENSES OR THE LIKE, OR ANY OTHER INTELLECTUAL PROPERTY; (iv) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM EACH PARTY'S OR ITS ASSIGNS' NEGLIGENCE, ACTUAL OR IMPUTED; AND (v) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE ACQUIRED ASSETS, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO PURCHASER OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF WHATEVER DESCRIPTION. PURCHASER'S OBLIGATION TO PROCEED TO AND CONCLUDE CLOSING HEREUNDER IS CONDITIONED SOLELY ON THE SELLER'S COMPLIANCE WITH
SECTION 5.01 AND EACH OF PURCHASER AND THE GUARANTORS AGREES THAT ANY NON-COMPLIANCE EXISTING ON THE DATE HEREOF OR AT CLOSING BY ANY PARTY (OTHER THAN SELLER) TO ANY PROPERTY DOCUMENT OR OTHER DOCUMENTS OR AGREEMENT RELATING TO THE ACQUIRED ASSETS, SHALL NOT CONSTITUTE A DEFAULT BY SELLER HEREUNDER OR OTHERWISE PERMIT PURCHASER OR EITHER OF THE GUARANTORS TO TERMINATE THIS AGREEMENT OR TO OBJECT TO OR FAIL TO CONSUMMATE THE CLOSING ON THE CLOSING DATE.

                  Section 4.09. Make-Whole Provision. (a) As more explicitly set forth in the Purchase Money Note and Purchase Money Mortgage, if within one year of the date on which the Settlement Agreement is executed and filed with the Bankruptcy Court, Purchaser or any of its Affiliates directly or indirectly exchanges or disposes of (or enters into an agreement or agreements with respect thereto) any or all of the Acquired Assets (to any transferee other than an entity which has the same ultimate beneficial ownership as the transferor has immediately prior to such transfer) for an aggregate sales price in cash, obligations or other consideration in an amount greater than One Hundred Fifty Million Dollars ($150,000,000), Purchaser shall, on the date on which the consummation of such a transaction occurs, (i) prepay the Purchase Money Note in full and (ii) pay to Seller in immediately available funds (except as provided in Section 4.09(b)) to an account designated by Seller in writing, an amount equal to the product of (x) Fifty Percent (50%) multiplied by (y) the excess of the aggregate sales price over (A) One Hundred Fifty Million Dollars ($150,000,000) less (B) the amount equal to (i) the aggregate consideration received by Seller or any of its Affiliates in connection with the disposition of the Aircraft Dry Leases or (ii) the amount of proceeds received by Seller or any of its Affiliates in connection with the refinancing of the Aircraft pursuant to Section 7.21, which obligations shall be secured by the Purchase Money Mortgage. Purchaser agrees that it will notify Seller in writing within three (3) Business Days of entering into a transaction or agreement of the type specified in this Section 4.09.

         (b) In the event the consideration received or to be received by Purchaser in a transaction of the type set forth in Section 4.09(a) is to be paid in whole or in part other than in Dollars, for purposes of Section 4.09(a), the value of such consideration shall be mutually agreed between Purchaser and Seller. Notwithstanding anything in this Agreement to the contrary, in the event Purchaser receives non-Dollar consideration in a transaction of the type set forth in Section 4.09(a), unless otherwise agreed between Purchaser and Seller, any payment by Purchaser to Seller under Section 4.09(a) shall be made pro rata (based on the amount of non-Dollar consideration relative to the amount of Dollar consideration received by Purchaser in such transaction(s)) in such non-Dollar consideration.

         (c) The provisions of this Section 4.09 are set forth in more detail in the Purchase Money Note and Purchase Money Mortgage. In the event of any inconsistency between the provisions of this Section 4.09 and the provisions of the Purchase Money Note and Purchase Money Mortgage, the Purchase Money Note and Purchase Money Mortgage shall supersede and control.

         Section 4.10. Covenant to Satisfy Conditions. Each party hereto agrees to use all commercially reasonable best efforts to insure that the conditions set forth in Article V hereof are satisfied, insofar as such matters are within the control of such party.

         Section 4.11. Substitution of New Communications. In the event that Communications is reorganized under the Plan and/or a new entity succeeds to the equity and assets of Communications under the Plan (such reorganized or successor entity, "New Communications") prior to the Closing Date, the representations and warranties of Communications set forth herein shall apply to the New Communications as of the Closing Date and New Communications shall, with such changes as are necessary or desirable in the opinion of Seller or its counsel, (a) execute and deliver, as a co-issuer, the Purchase Money Note, (b) execute and deliver or cause the execution and delivery of such other documents and instruments required to be delivered on the Closing Date, and shall execute and deliver or cause the execution and delivery of such other documents and instruments and take such further actions, as may be necessary in order to consummate the Transactions and (c) shall otherwise assume all of Communications' rights and obligations under this Agreement and the Closing Documents, and otherwise in respect of the Transactions.

         Section 4.12. Further Assurances. Each party shall execute and deliver or cause the execution and delivery of such other documents and instruments and take such further actions, as may be necessary in order to ensure that the other party receives the full benefit of this Agreement. The obligations set forth in this Section 4.12 shall survive the Closing.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         Section 5.01. Conditions to Purchaser's Obligation to Effect the Closing. The obligation of Purchaser to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless validly waived in writing by Purchaser:

                  (a) Representations and Warranties. All of the representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, other than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

                  (b) Seller's Performance of Covenants. Seller shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Seller to be performed or complied with by it under this Agreement.

                  (c) Injunctions. On the Closing Date, there shall not be any injunction, writ, preliminary restraining order or other order in effect of any nature issued by a Governmental Entity of competent jurisdiction that restrains, prohibits or limits, in whole or in part, the consummation of the Transactions.

                  (d) Consents. All consents identified in SCHEDULES 3.01(e) and 3.02(e) which are necessary to effect the Closing shall have been obtained.

                  (e) Closing Deliveries. Seller shall have made or cause to have been made all closing deliveries to Purchaser as set forth in
         Section 2.04.

The foregoing conditions are for the sole benefit of Purchaser and may be waived by Purchaser, in whole or in part, at any time and from time to time in its sole discretion.

         Section 5.02. Conditions to Seller's Obligation to Effect the Closing. The obligation of Seller to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless waived in writing by Seller:

                  (a) Representations and Warranties. All of the representations and warranties of each of Purchaser and Guarantors set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, other than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

                  (b) Purchaser's Performance of Covenants. Neither Purchaser nor either Guarantor shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under this Agreement.

                  (c) Injunctions. On the Closing Date, there shall not be any injunction, writ, preliminary restraining order or other order in effect of any nature issued by a Governmental Entity of competent jurisdiction that restrains, prohibits or limits, in whole or in part, the consummation of the Transactions.

                  (d) Consents. All consents identified in SCHEDULE 3.02(e) and necessary to effect the Closing shall have been obtained.

                  (e) Closing Deliveries. Purchaser shall have made or cause to have been made all closing deliveries to Seller as set forth in Section 2.05.

                  (f) Claims Purchase. The Claims Purchase shall have been consummated or shall be consummated concurrently with the Closing.

The foregoing conditions are for the sole benefit of Seller and may be waived by Seller, in whole or in part, at any time and from time to time in its sole discretion.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.01. Termination. This Agreement may be terminated or abandoned at any time prior to the Closing Date:

                  (a) By the mutual written consent of Purchaser and Seller;

                  (b) By Purchaser or Seller by giving notice to the other of such termination if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Transactions and such order, decree, ruling or other action shall have become final and non-appealable;

                  (c) By Purchaser or Seller by giving notice to the other of such termination if the Bankruptcy Court denies approval of the Settlement Agreement;

                  (d) By Purchaser by giving notice to Seller if an order of the Bankruptcy Court approving the Settlement Agreement (including a determination (the "Tax Determination") by the Bankruptcy Court that no sales, use, excise tax or similar tax imposed pursuant to 68 O.S.
         Section 1354 by the State of Oklahoma or by the City or County of Tulsa or any other applicable local government authority shall be imposed on the Transactions) is not entered by October 15, 2002; provided, however, in the event the Tax Determination is not so obtained, Purchaser and Seller agree, subject to their respective rights to terminate this Agreement pursuant any provision hereof other than this
         Section 6.01(d), that Seller shall transfer its interest in the Acquired Assets to a limited liability company and shall cause the membership interests in such company to be sold to Purchaser, and Purchaser shall purchase same, on the terms and conditions provided herein, to the extent applicable to such transaction, and otherwise on customary terms and conditions consistent with this Agreement. Purchaser shall pay all fees, costs, expenses, Taxes (including the Taxes which are the subject of the Tax Determination) and charges, other than Seller's attorneys' fees, in connection with the transactions contemplated by this Agreement, including, without limitation, such fees, costs, expenses or Taxes resulting from, the restructuring of this Agreement pursuant to the foregoing; and/or

                  (e) By Purchaser or Seller by giving notice to the other of such termination if the Closing has not occurred on or before February 28, 2003; unless the failure of such consummation shall be due to the failure of such party to comply in all material respects with the representations, warranties, agreements and covenants contained herein or to be performed by such party on or prior to February 28, 2003.

         Section 6.02. Effect of Termination. In the event of the termination or abandonment of this Agreement by any party hereto pursuant to the terms of this Agreement, (i) written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination or abandonment of this Agreement is made, (ii) the Master Lease shall continue in full force and effect without regard to this Agreement and (iii) there shall be no liability or obligation thereafter on the part of Purchaser or Seller except
(A) as set forth in Section 7.07, (B) for fraud, and (C) for breach of this Agreement prior to such termination or abandonment of the Transactions.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01. Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement or the Closing Documents.

         Section 7.02. Extension; Waiver. At any time prior to the Closing, each of the parties hereto may (i) extend the time for the performance of any of the obligations or acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein, or (iv) waive any condition to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         Section 7.03. Reserved.

         Section 7.04. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

                  if to Purchaser to:

                  Williams Technology Center, LLC
                  One Technology Center
                  Tulsa, OK 74103
                  Mail Drop 15
                  Attention: P. David Newsome, General Counsel
                  Facsimile: (918) 547-2360

                  if to Seller to:

                  Williams Headquarters Building Company
                  One Williams Center
                  Tulsa, OK 74172
                  Mail Drop 41-3
                  Attention: Tami Carson, Esq.
                  Facsimile: (918) 573-5942

                  with a copy (which shall not constitute notice) to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, NY 10036
                  Attention: John Reiss, Esq.
                  Facsimile: (212) 354-8113

                  and

                  White & Case LLP
                  First Union Financial Center
                  200 South Biscayne Boulevard
                  Miami, FL 33131-2352
                  Attention: Thomas E. Lauria, Esq.
                  Facsimile: (305) 358-5744

                  or to such other address, telecopier number or person's attention as a party may from time to time designate in writing in accordance with this Section. Each notice or other communication given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been received (a) on the Business Day it is sent, if sent by personal delivery or telecopied, or (b) on the first Business Day after sending, if sent by overnight delivery, properly addressed and prepaid or (c) upon receipt, if sent by mail (regular, certified or registered); provided, however, that notice of change of address shall be effective only upon receipt. The parties agree that delivery of process or other papers in connection with any action or proceeding in connection with this Agreement in the manner provided in this Section 7.04, or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

         Section 7.05. Entire Agreement; Amendment. This Agreement and the Transactions constitute the entire agreement and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and, except as expressly provided herein (including, without limitation, as provided Sections 7.17 and 7.18) or therein, supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof, including without limitation, the Master Lease, which shall be merged into the feehold and extinguished at Closing. This Agreement may only be modified or amended by a written instrument executed by the parties hereto.

         Section 7.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma (without giving effect to the provisions thereof relating to conflicts of law).

         Section 7.07. Remedies. (a) The parties hereto acknowledge and agree that any breach of the terms of this Agreement which is not cured within the applicable cure period set forth in Section 7.07(b), would give rise to irreparable harm for which money damages alone would not be an adequate remedy and accordingly the parties hereto expressly agree that the non-defaulting party shall be entitled to exercise any and all rights and remedies for such breach that it may have under applicable law including, without limitation, specific performance and injunctive or other equitable relief without the necessity of proving the inadequacy of money damages as a remedy or posting a bond or other security in connection with such remedy; provided however, in no event shall the Guarantors be entitled to declare any default or pursue any rights or remedies against either Seller or Purchaser based upon any alleged default by either of such parties under this Agreement. If any litigation is commenced to enforce this Agreement or for any other remedy arising from a breach hereof, the prevailing party shall be entitled to an award for its reasonable fees and expenses in connection with such litigation.

                  (b) In the event there is a default by either Purchaser or Seller under the terms of this Agreement, the non-defaulting party shall give written notice of such default (with sufficient specificity to allow the defaulting party to determine the nature and extent of such default and to the extent possible, the manner in which such default can be remedied), and a period of thirty (30) days thereafter in which the defaulting party may cure such default, provided however, with respect to any such cure which by its nature, can not be accomplished during such period, such period shall be extended so long as the defaulting party has commenced such cure during such thirty (30) day period, and thereafter continuously and diligently prosecutes such cure thereafter. In the event a cure by the defaulting party is accomplished within such period, the parties shall be restored to their relative positions prior to the occurrence of such default as if no such default had taken place. The provisions of this Section 7.07 shall survive the Closing without limitation.

         Section 7.08. Jurisdiction. Purchaser and Seller each hereby irrevocably and unconditionally submit to the nonexclusive jurisdiction of any Oklahoma State court or Federal court of the United States of America sitting in Tulsa County, and any appellate court from any thereof, but solely in any action or proceedings to enforce this Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and by facsimile, with the same effect as if all parties had signed the same document. All such counterparts are to be deemed an original, construed together and constitute one and the same instrument.

         Section 7.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction, will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

         Section 7.11. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and not to affect the interpretation hereof.

         Section 7.12. Assignment. Neither this Agreement nor the rights or the obligations of any party hereto are assignable in whole or in part (whether by operation of law or otherwise), without the written consent of the other party and any attempt to do so in contravention of this Section 7.12 will be void.

         Section 7.13. Successors and Assigns. This Agreement, including the representations, warranties and covenants contained in this Agreement, shall inure to the benefit of, be binding upon and be enforceable by and against the parties and their respective successors and permitted assigns.

         Section 7.14. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto, their respective successors and permitted assigns, and the Persons identified as beneficiaries herein.

         Section 7.15. Publicity. The parties agree that until the filing of the Plan, or the date the Transactions are terminated or abandoned pursuant to
Article VI, neither Seller nor Purchaser nor any of their respective Affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without prior consultation with the other(s), except as may be (a) required by Applicable Law, which shall include such filings and/or statements as any party shall determine to be necessary or advisable in its reasonable judgment in order to comply with its obligations under the Securities Exchange Act of 1934, as amended, or (b) appropriate to the Debtors' administration of the Bankruptcy Case.

         Section 7.16. Interpretation. When a reference is made in this Agreement to a section, article, paragraph, exhibit or schedule, such reference shall be to a section, article, paragraph, exhibit or schedule of this Agreement unless clearly indicated to the contrary.

                  (a) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                  (b) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (c) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (d) A reference to any party to this Agreement or any other agreement or document shall include such party's predecessors, successors and permitted assigns.

                  (e) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                  (f) References to Dollars or $ are to United States Dollars.

         Section 7.17. Survival of Construction Obligations. Nothing contained in this Agreement, nor the closing of the Transactions contemplated hereby, shall in any way affect, modify, restrict or diminish any rights and obligations of Seller and Purchaser which may exist pursuant to the terms, covenants or conditions of the Construction Agreement or the Prior Purchase and Sale Agreement, including, without limitation, any insurance and indemnity obligations, as the same may be modified by the Settlement Agreement.

         Section 7.18. Survival of Central Plant Lease. Nothing contained in this Agreement, nor the closing of the Transactions contemplated hereby, shall in any way modify, restrict or diminish any of the rights, obligations or interests of the Seller or Purchaser under the Central Plant Lease, which shall remain in full force and effect for all purposes according to its terms without regard to (and without merger into or with) this Agreement and the Transactions contemplated hereby, as the same may be modified by the Settlement Agreement.

         Section 7.19. AFE's. The parties hereby agree to the following regarding Seller's obligation to fund the Construction Contracts, the Interior Furniture and Fixtures Contracts, and the Future Interior Furniture and Fixtures Contracts (all as defined in the Construction Agreement, but collectively referred to for purposes of this Section 7.19 as the "Contracts"):

                  (a) Seller shall continue to reimburse Purchaser for invoices paid by Purchaser pursuant to the terms of the Construction Agreement and the Contracts; the parties agree to continue their current course of dealing with regard to such reimbursement processes;

                  (b) Seller's obligation for reimbursement under subparagraph
         (a) above shall be limited to a total reimbursement of $11,087,612.00 as of July 1, 2002 (the "Total Reimbursement"); provided, however, upon completion of the Contracts and payment by

         Purchaser of all outstanding invoices thereunder, Seller will pay to Purchaser the difference, if any, between the Total Reimbursement and the total amount reimbursed by Seller to such date. Seller shall pay any difference remaining to Purchaser within thirty (30) days of receipt of a detailed accounting of the amount due; if there are any disputes as to such amount due, Seller and Purchaser agree to work together in good faith to promptly resolve the dispute, and Seller shall pay any undisputed amount prior to expiration of the thirty-day period referred to above; and

                  (c) Purchaser and Seller agree on the good faith estimate of $465,000 for the completion of the corridor connection between the Center and the adjoining Bank of Oklahoma Tower. Completion thereof shall be the sole responsibility of Seller, pursuant to Purchaser's sign-off and acceptance of construction drawings. No "true-up" shall be made between Purchaser and Seller upon completion of the corridor between the Center and the adjoining Bank of Oklahoma Tower (the "Corridor"). Purchaser agrees that upon expenditure by Seller of the Total Reimbursement and the completion of the Corridor, Seller shall have fulfilled its obligation in connection with the AFE's under the Contracts and the Construction Agreement, and in no event shall additional sums of money be due Purchaser in connection therewith; provided, however, the foregoing shall not be construed to limit Seller's obligations to expend money to fulfill Seller's other surviving obligations under the Construction Agreement.

         Section 7.20. Continuing Cooperation. Seller and Purchaser acknowledge and agree that the nature of the transactions contemplated by this Agreement necessitate that both before and after the Closing Date, both Seller and Purchaser, together with their respective Affiliates, will need to work together and cooperate on a continuing basis to (i) insure the satisfaction of the Seller's surviving obligations under this Agreement, the Construction Agreement and the Prior Purchase and Sale Agreement. Seller and Purchaser agree to cooperate in good faith and to cause each of their respective officers, employees, representatives, affiliates, agents and contractors to cooperate in good faith with the other party and all of its respective officers, employees, representatives, affiliates, agents and contractors, to accomplish such goals, Seller and Purchaser hereby acknowledging that such cooperation shall work for the mutual benefit of both parties.

         Section 7.21. Disposition of Aircraft Dry Leases. Seller, WCL and Purchaser agree that (A) TWC and Seller shall have the exclusive right to dispose of or refinance the Aircraft Dry Leases on commercially reasonable terms and at market rates prior to the Closing Date and (B) if TWC and Seller shall not have so disposed of or refinanced the Aircraft Dry Leases by the Closing Date, then on the Closing Date, TWC shall terminate the Aircraft Dry Leases and cause to be transferred to WCL or its designee, at the option of WCL, (i) title to the Aircraft (in which case the Purchaser shall be responsible for paying all applicable sales/excise taxes) or (ii) the entire ownership interest in the entity holding title to the Aircraft. Any such transfer shall be effectuated pursuant to documentation reasonably acceptable to the parties, containing such representations and warranties as are appropriate for such a transaction. Upon such transfer, WCL shall thereafter have the exclusive right to dispose of or refinance the Aircraft on commercially reasonable terms and at market rates. The Purchaser shall cause the net proceeds of any such disposition or refinancing (collectively, a "Disposition") to be paid at the closing of such Disposition to Seller or its designee. If such Disposition does not occur on or before the day which is 180 days after the Closing Date (the "Termination Date"), then WCL shall pay to TWC within three (3) Business Days after the Termination Date, an amount (the "Fee") equal to 3 times the difference between
(a) the amount of the last (monthly) installment of Rent (as such term is defined in each Aircraft Dry Lease) under each of the Aircraft Dry Leases which would have been payable prior to the Termination Date if the Aircraft Dry Leases were then still in effect and (b) that portion of the Monthly Debt Service (as defined below) payment which is attributable to $20,000,000 of principal under the Purchase Money Note. The Fee shall not be applied against the principal of the Purchase Money Note. On the Termination Date, all accrued and unpaid interest on the Purchase Money Note, together with interest which would accrue thereunder through the last day of the month in which such Termination Date occurs, shall be paid. Thereafter, commencing on the first day of the second month which commences after the Termination Date, the monthly installments of principal and interest under the Purchase Money Note (the "Monthly Debt Service") shall be changed to equal the sum of (A) the monthly payment amount which would be necessary to amortize a principal amount of $80,000,000 with interest on the unpaid principal thereof at a rate of 7% per annum in equal monthly installments over 360 months (but there shall be no corresponding reduction of the principal amount of the Purchase Money Note or extension of the maturity date thereof); and (B) the monthly Rent which would have been payable under each of the Aircraft Dry Leases (if they were then still in effect). A portion of each monthly Rent payment referred to in clause (B) above equal to the sum of the portions of the corresponding payments for the corresponding month under the Aircraft Dry Leases which would have been applied to principal thereunder (the "Allocated Lease Principal") shall be applied against the principal of the Purchase Money Note. Thereafter, upon the Disposition of the Aircraft, and application of the proceeds thereof against the principal of the Purchase Money Note (i) the sums specified in clause (B) above shall no longer be payable by WCL; and (ii) the fixed monthly payment amount referred to in clause (A) above shall, for the period commencing on the date of such Disposition and continuing thereafter for the remainder of the period to the scheduled maturity date of the Purchase Money Note, be changed to equal the product of (x) the original Monthly Debt Service under the Purchase Money Note and (y) a fraction, the numerator of which is $100,000,000 minus without duplication the Allocated Lease Principal, minus all other principal payments made under the Purchase Money Note and minus net proceeds of the Disposition of the Aircraft which were applied to reduce the outstanding principal of the Purchase Money Note, and the denominator of which is $100,000,000. Any net proceeds from the sale of the Aircraft Dry Leases or the Disposition of the Aircraft received by Seller or any of its Affiliates (i) prior to the Closing Date will be applied to reduce the portion of the Purchase Price to be financed under the Purchase Money Note by the amount of such proceeds; and (ii) following Closing will be applied to reduce the principal balance of the Purchase Money
Note in accordance with the terms hereof which shall be set forth in the Purchase Money Note.

         Section 7.22. Casualty/Condemnation. In the event all or any portion of the Real Property, Improvements, Acquired Assets which constitute real property interests, or Personal Property are damaged or destroyed or taken by eminent domain or condemnation prior to the Closing Date, each party shall notify the other of such fact promptly after obtaining knowledge thereof and this Agreement shall remain in full force and effect without abatement, counterclaim or set-off of any kind and, with respect to restoration and replacement thereof, and Seller and Purchaser shall comply with the applicable terms and conditions of the Master Lease and the

Construction Agreement to effect restoration; provided, however, on the Closing Date Seller shall assign, transfer, convey and release to Purchaser all of its rights, title and interest in and to any insurance proceeds or other amounts payable to Seller by reason of such casualty, condemnation or other taking.

         Section 7.23. License for Parking Structure. Seller agrees to obtain within a reasonable time after Closing the consent of the City of Tulsa to Seller's assignment to Purchaser of the License Agreement dated December 3, 1999, between Seller and the City of Tulsa and recorded in Book 6316 at Page 1299, in the Clerk's Office of Tulsa County, Oklahoma.

         Section 7.24. Construction Warranties

                  (a) Notwithstanding anything to the contrary contained herein, the term "Acquired Assets" shall not include, the (i) Central Plant, (ii) Manhattan Expansion Tower Contract, (iii) Manhattan Interior Design Contract,
(iv) HOK Expansion Project Contract and (v) HOK Interior Design Contract (with regard to clauses (ii)-(v), each as defined in the Construction Agreement and collectively referred to herein as the "Construction Documents"), but shall include all of Seller's right, title and interest in and to all construction and equipment warranties relating to the Real Property and Improvements (collectively, the "Construction Warranties") and all causes of action in connection with the Construction Warranties arising under or pursuant to the Construction Documents; provided, however, with respect to the Manhattan Expansion Tower Contract and Manhattan Interior Design Contract, the term "Acquired Assets" shall include only those Construction Warranties and causes of action which remain after Seller has completed its settlement of any existing claims and causes of action arising under or pursuant thereto (collectively "Existing Construction Claims"). Notwithstanding the foregoing, with respect to Manhattan Expansion Tower Contract and the Manhattan Interior Design Contract, the Seller shall not (A) waive any rights thereunder with respect to future causes of action with regard to the Center which are based on facts not known to Seller on the date hereof or (B) release the contractor thereunder from completion of the punchlist items created after consultation with Purchaser.

                  (b) Seller shall within thirty (30) days after substantial completion of its obligations under the Construction Agreement (or earlier upon written request of Purchaser to the extent necessary for Purchaser to commence a cause of action under the Construction Documents, but with respect to the Manhattan Expansion Tower Contract and the Manhattan Interior Design Contract, not before Seller shall have completed settlement of its Existing Construction Claims), assign to Purchaser all of Seller's beneficial interest in, to and under (but Purchaser shall not be obligated to assume any of Seller's obligations thereunder) the Construction Documents, subject to Seller's right to prosecute or defend its own claims arising under or relating to such contracts.

                  (c) The obligations set forth in this Section 7.24 shall survive the Closing.

         Section 7.25. Guaranty. Communications and WCL, by their execution of this Agreement, unconditionally and irrevocably jointly and severally guaranty the obligations of the Purchaser under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties below have executed this Real Property Purchase and Sale Agreement by their duly authorized officers as of the date first set forth above.

                                    WILLIAMS HEADQUARTERS BUILDING COMPANY



                                    By: /s/ Jack D. McCarthy
                                       -----------------------------------------
                                       Name: Jack D. McCarthy
                                       Title: Vice President



                                    WILLIAMS TECHNOLOGY CENTER, LLC



                                    By: /s/ Howard E. Janzen
                                       -----------------------------------------
                                       Name: Howard E. Janzen
                                       Title: President & CEO



                                    WILLIAMS COMMUNICATIONS, LLC



                                    By: /s/ Howard E. Janzen
                                       -----------------------------------------
                                       Name: Howard E. Janzen
                                       Title: President & CEO

                                    WILLIAMS COMMUNICATIONS GROUP, INC.



                                    By: /s/ Howard E. Janzen
                                       -----------------------------------------
                                       Name: Howard E. Janzen
                                       Title: President & CEO

                  Solely for the purposes set forth in Section 7.21:

                                    WILLIAMS AIRCRAFT LEASING, LLC
                                    By:  WILLIAMS AIRCRAFT, INC.,
                                              member

                                    By: /s/ Jack D. McCarthy
                                       -----------------------------------------
                                       Name: Jack D. McCarthy
                                       Title: Vice President & CFO

                                                                      SCHEDULE 1


                            CENTER PARCEL AND SKYWALK

CENTER PARCEL

The Easterly Half (E/2) of Block Eighty-eight (88), ORIGINAL TOWN OF TULSA, located in the City of Tulsa, Tulsa County, State of Oklahoma, according to the Official Plat thereof, more particularly described as follows:

                  BEGINNING at the Southeasterly corner of Block 88; thence Northerly 300 feet along the Easterly line of Block 88 to the Northeasterly corner of said Block; thence Westerly along the Northerly line of said Block a distance of 150 feet to a point; thence Southerly a distance of 300 feet to a point on the Southerly line of said Block; thence Easterly along the Southerly line 150 feet to the Point of Beginning.

                  AND, the following described property:

                  A portion of East First Street adjacent to Blocks 73 and 88 of the Original Townsite of Tulsa, Tulsa County, State of Oklahoma, a portion of South Cincinnati Avenue adjacent to Blocks 88 and 87, Original Townsite, Tulsa County, State of Oklahoma and said portion of East Second Street adjacent to Blocks 88 and 106, Original Townsite of Tulsa, Tulsa County, State of Oklahoma, that is below an elevation of Three (3) feet lower than the driving lanes of said roadway. Said potion of streets being more fully described as follows to wit:

                  Commencing at the point of beginning, said point being the northeast corner of Block 88; thence westerly along the northerly line of said Block 88 a distance of 160.00 feet; thence northerly and perpendicular to the northerly line of said Block 88 a distance of 3.50 feet; thence easterly and parallel the northerly line of said Block 88 a distance of 166.75 feet; thence southerly and parallel the easterly line of said Block 88 a distance of 311. 50 feet; thence westerly and parallel the southerly line of Block 88 a distance of
166.75 feet; thence northerly a distance of 8.00 feet to a point on the southerly line of said Block 88, said point being 10.00 feet westerly from the southwest corner of Lot 6, Block 88; thence easterly along the southerly line of Block 88 a distance of 160.00 feet to the southeast corner of Lot 6 Block 88; thence northerly along the easterly line of Block 88 a distance of 300.00 feet to the point of beginning.

SKYWALK NO. 1

                  A portion of South Cincinnati Avenue adjacent to Blocks 73 and 74, Original Townsite of Tulsa, Tulsa County, State of Oklahoma, that is above an elevation of Twenty Seven (27) feet higher than the driving lanes of the said roadway. Said portion of South Cincinnati Avenue being more fully described as follows to wit:

                  Commencing at the point of beginning, said point being the southwest corner of Lot 3 Block 74, Original Townsite; thence northerly along the westerly line a distance of 32.00 feet of said Lot 3, Block 74; thence westerly and perpendicular a distance of 80.00

                                                                      SCHEDULE 1


         feet to a point on the easterly line of Lot 1, Block 73, Original Townsite; thence southerly along the easterly line a distance of 32.0 feet of said Lot 1, Block 73; thence easterly and perpendicular a distance of 80.00 feet to the point of beginning.

SKYWALK NO. 2

                  A portion of East First Street adjacent to Blocks 73 and 88 of the Original Townsite of Tulsa, Tulsa County, State of Oklahoma, that is above an elevation of Twenty Seven (27) feet higher than the driving lanes of the said roadway. Said portion of East First Street being more fully described as follows to wit:

                           Commencing at the point of beginning, said point being the southeast corner of Lot 1, Block 73, Original Townsite; thence westerly along the southerly line of Lot 1 Block 73 a distance of 26.00 feet; thence southerly and perpendicular a distance of 80.00 feet to a point on the northerly line of Lot 3, Block 88, Original Townsite; thence easterly along the northerly line of Lot 3 Block 88 a distance of 26.00 feet to the northeast corner of Lot 3, Block 88; thence northerly and perpendicular a distance of 80.00 feet to the point of beginning.

                                                                   SCHEDULE 2.01

                              LEASES AND AGREEMENTS

                                                   INTERIOR FINISHES
  EQUIPMENT PURCHASE          CONSTRUCTION           AND FURNITURE                 REAL PROPERTY
      AGREEMENTS                CONTRACTS              CONTRACTS                     AGREEMENTS               OTHER AGREEMENTS
  ------------------          ------------         -----------------               -------------              ----------------

       Purchase and              Architect's             Audio-Video                  Master Lease              Right of First
       Installation            Agreement for          Systems Design                  Agreement by                     Refusal
   Agreement by and             the Williams            Agreement by                and among WHBC                Agreement by
        between Oil         Center Expansion             and between                  (Lessor) and                 and between
  Capital Electric,           Project by and                MCsi and               WTCLLC (Lessee)             Central Parking
   Inc., subsidiary                  between                Williams               dated Sept. 13,              System Realty,
       of the Lewis          Hellmuth, Obata         Communications,                      2001, as                    Inc. and
      Companies and             & Kassabaum,                    Inc.                      amended.                    Williams
           Williams                 Inc. and           dated October                                              Headquarters
       Headquarters                 Williams               11, 2000.                                                  Building
   Building Company             Headquarters                                                                     Company dated
   dated January 1,         Building Company                                                                    June 29, 1999.
               2001           dated March 2,
                                       1999.

                                     General         Interior Design               Lease Agreement                Purchase and
                                Contractor's                Services                      executed                   Technical
                               Agreement for               Agreement               effective April                     Support
                                the Williams          by and between                  23, 2001, by                Agreement by
                            Center Expansion              Bellwether                   and between                 and between
                              Project by and                 Design,                        WTCLLC                     Johnson
                                     between                Ltd. And                (landlord) and              Controls, Inc.
                                   Manhattan                Williams                WHBC (tenant),                and Williams
                                Construction         Communications,                   as amended.                Headquarters
                                 Company and              Inc. dated                                                  Building
                                    Williams        August 16, 2000.                                             Company dated
                                Headquarters                                                                      December 22,
                            Building Company                                                                    1999. (Partial
                            dated August 27,                                                                       Assignment)
                                       1999.

                                                                   SCHEDULE 2.01

                                                   INTERIOR FINISHES
  EQUIPMENT PURCHASE          CONSTRUCTION           AND FURNITURE                 REAL PROPERTY
      AGREEMENTS                CONTRACTS              CONTRACTS                     AGREEMENTS               OTHER AGREEMENTS
  ------------------          ------------         -----------------               -------------              ----------------

                                 Architect's               Furniture                  Ground Lease                     Utility
                               Agreement for                 Systems                       between                    Services
                                the Williams         Contract by and               Williams Realty             Agreement dated
                                  Technology             between The                    Corp. (now               September 13,
                               Center Design         Knoll Group and                      WHBC) as                2001, by and
                              Project by and                Williams                  Landlord and              between WTCLLC
                                     between          Communications                      LePetite                ("customer")
                            Helmlmuth, Obata           (left Carolyn                 Academy, Inc.                    and WHBC
                                & Kassabaum,                Hunter a               as Tenant dated               ("Owner"), as
                                    Inc. and          message to get                July 22, 1987,                    amended.
                                    Williams         copies of these                   as amended.
                             Communications,              for dates)
                               Inc., with an
                              effective date
                               of January 1,
                                       2000.

                                     General               Furniture                       License                  Management
                                Contractor's         Contract by and                     Agreement                    Services
                               Agreement for         between MSI and               between City of             Agreement dated
                                the Williams                Williams                    Tulsa, and               September 13,
                                  Technology          Communications                      Williams                 2002 by and
                               Center Design           (left Carolyn                  Headquarters              between WTCLLC
                              Project by and                Hunter a                      Building               ("Owner") and
                                     between          message to get                Company, dated                        WHBC
                                   Manhattan         copies of these                   December 3,              "Manager"), as
                                Construction              for dates)                1999, relating                    amended.
                                 Company and                                                to the
                                    Williams                                         architectural
                             Communications,                                          overhang for
                                  Inc. dated                                           the Parking
                            January 9, 2001.                                               Garage.

                                                                   SCHEDULE 2.01


                                                   INTERIOR FINISHES
  EQUIPMENT PURCHASE          CONSTRUCTION           AND FURNITURE                 REAL PROPERTY
      AGREEMENTS                CONTRACTS              CONTRACTS                     AGREEMENTS               OTHER AGREEMENTS
  ------------------          ------------         -----------------               -------------              ----------------

                                ThyssenKrupp                                               License                Agreement of
                                    Elevator                                             Agreement                Purchase and
                                   (elevator                                       between City of                    Sale and
                                maintenance)                                            Tulsa, and                Construction
                                                                                          Williams                  Completion
                                                                                      Headquarters             effective as of
                                                                                          Building                February 26,
                                                                                    Company, dated               2001, between
                                                                                     May 18, 2001,              WHBC as Seller
                                                                                   relating to the               and WTCLLC as
                                                                                   street scraping               Purchaser, as
                                                                                   associated with                    amended.
                                                                                   the Center, the
                                                                                    Parking Garage
                                                                                   and the Bank of
                                                                                   Oklahoma Tower.

                             Interior Design                                               License                Agreement of
                                    Services                                             Agreement                Purchase and
                            Agreement by and                                       between City of              Sale effective
                                     between                                            Tulsa, and             as of September
                                  Bellwether                                              Williams                13, 2001, by
                            Design, Ltd. and                                          Headquarters                 and between
                                    Williams                                              Building                   WTCLLC as
                             Communications,                                        Company, dated             Seller and WHBC
                                 Inc., dated                                               ______,               as Purchaser,
                            August 16, 2000.                                       relating to the                 as amended.
                                                                                    utility tunnel
                                                                                            across
                                                                                        Cincinnati
                                                                                       between the
                                                                                    Cooling Towers
                                                                                    Parcel and the
                                                                                           Center.

                                 Architect's                                               License
                               Agreement for                                             Agreement
                               extended C.A.                                       between City of
                                   Services.                                            Tulsa, and
                                                                                          Williams
                                                                                      Headquarters

                                                                   SCHEDULE 2.01


                                                   INTERIOR FINISHES
  EQUIPMENT PURCHASE          CONSTRUCTION           AND FURNITURE                 REAL PROPERTY
      AGREEMENTS                CONTRACTS              CONTRACTS                     AGREEMENTS               OTHER AGREEMENTS
  ------------------          ------------         -----------------               -------------              ----------------

                                                                                          Building
                                                                                    Company, dated
                                                                                           ______,
                                                                                   relating to the
                                                                                     architectural
                                                                                      overhang for
                                                                                       the Cooling
                                                                                           Towers.

                                                                                          Easement
                                                                                         Agreement
                                                                                           between
                                                                                          Williams
                                                                                      Headquarters
                                                                                          Building
                                                                                          Company,
                                                                                    Williams Field
                                                                                          Services
                                                                                      Company, and
                                                                                          Williams
                                                                                        Technology
                                                                                      Center, LLC,
                                                                                      dated August
                                                                                          28, 2001
                                                                                     (Easement for
                                                                                   Skywalk support
                                                                                       structure).

                                                                   SCHEDULE 2.06


                                AGREED ALLOCATION

         ITEM                                         ALLOCATION

         Center                                       $  48,489,796
         Center Parcel                                $     887,755
         Parking Garage                               $   5,510,204
         Parking Garage Parcel                        $     410,204
         Fixtures                                     $  48,105,670
         Furniture and Equipment                      $  46,596,371
         TOTAL                                        $ 150,000,000

The above allocation will be adjusted on a proportional basis to the extent the consideration for the Purchase Price of the Acquired Assets is reduced by the disposition of the Aircraft Dry Leases pursuant to Section 7.21 of this Agreement.

                                                                SCHEDULE 3.01(e)


                                 SELLER CONSENTS


Seller must obtain consents as required under the following financing arrangements:

REVOLVERS:

$2.2 BILLION CREDIT AGREEMENT dated as of July 25, 2000, by and between TWC, as Borrower, Citibank, N.A., as Agent ("364-day Revolver/CP backup line"), and the Banks named therein, as amended. Amendments:

$700 MILLION CREDIT AGREEMENT dated as of July 25, 2000, among TWC, NWP, TGPL and TGT, as Borrowers, Citibank, N.A., as Agent ("Revolver"), and the Banks named therein, as amended.

PROGENY (same covenants as Revolvers)

PROJECT "CASTLE"

$200MM Parent Support Agreement dated as of December 23, 1998, made by TWC in favor of Castle Associates L. P. "(Castle") and Colchester LLC ("Investor") and the other Indemnified Persons listed therein, as amended.

"COMMONWEALTH PLAN LEASE"

Amended and Restated Guarantee dated as of July 25, 2000, issued by TWC and WHD ("Guarantors") for the benefit of The Commonwealth Plan, Inc. and CBL Capital Corporation, as amended. WFS-Pipeline Company, as lessee and Commonwealth, as lessor entered into a Lease Agreement dated as of December 29, 1995. WFS-Offshore Gathering Company, as lessee, and CBL, as lessor, entered into a Lease Agreement dated December 29, 1995, as amended and restated.

"CREDIT LYONNAIS TERM LOAN"

$400MM Term Loan Agreement dated as of April 7, 2000, among TWC, as Borrower, and Credit Lyonnais New York Branch, as Administrative Agent, and the Lenders named therein, as amended.

"DEEPWATER" OR "EAST BREAKS" SYNTHETIC LEASES

$192,570,931 aggregate Amended and Restated Participation Agreements (2 separate leases) dated as of November 16, 2000, among Williams Oil Gathering, L.L.C. and Williams Field Services - Gulf Coast Company, L.P., as Lessees, Williams Field Services Company, as Construction Agent, TWC, as Guarantor, First Security Bank, N.A. as Certificate Trustee, Wells Fargo Bank Nevada, N.A., as Collateral Agent, Bank of America, N.A., as Administrative Agent and Administrator, and financial institutions named therein as Certificate Holders, as amended.

"FUJI TERM LOAN"

$200MM Term Loan Agreement dated as of January 29, 1999, among TWC, as Borrower, and The Fuji Bank, Limited, as Administrative Agent, and the Banks named therein, as amended.

PROJECT "PRAIRIE WOLF"

$611,788,868 Joint Venture Sponsor Agreement dated as of December 28, 2000, among TWC, as Sponsor and Williams Field Services Company, in favor of Prairie Wolf Investors ("Investor"), Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other Indemnified Persons listed therein, as amended

"TPA"

Letter of Credit and Reimbursement Agreement dated as of May 15, 1994, among Tulsa Parking Authority ("TPA"), TWC, Bank of Oklahoma, National Association, and Bank of America, N.A. (formerly NationsBank of Texas, N.A.) ("BofA"), relative to Tulsa Parking Authority First Mortgage Revenue Bonds, as amended.

"TRAVELCENTERS SYNTHETIC LEASE"

$127MM Master Agreement dated as of March 6, 2000, among TWC, as Guarantor, Williams TravelCenters, Inc., as Lessee, Atlantic Financial Group, Ltd., as Lessor, SunTrust Bank, as Agent, and the Lenders named therein, as amended. [Originally $250MM then reduced to $127MM in Fourth Amendment to Master Agreement dated as of February 7, 2002.]

PROJECT "PPH" (INITIALLY KNOWN AS "PROJECT BISON")

$100MM PPH Sponsor Agreement dated as of December 31, 2001, by TWC, as Sponsor, in favor of Piceance Production Holdings LLC, Plowshare Investors LLC ("Investor"), and other Indemnified Persons listed in the agreement, as amended.

WEM&T EUROPE LTD. REVOLVING CREDIT FACILITY

20MM multicurrency, 364-day revolving credit facility dated as of July 4, 2001, renewed July 1, 2002, between Williams Energy Marketing & Trading Europe Ltd., as Borrower, TWC, as Guarantor, and Royal Bank of Scotland plc acting as agent for National Westminster Bank Plc., as amended.

                                                                SCHEDULE 3.01(h)

                              SURVIVING AGREEMENTS


1.       BFI Contract for removal of refuse from recycling compactor.

2.       Richey Industries for trash hauling.

3.       Charles Pest Control for pest control services.

4.       Economy Janitorial for janitorial services.

5.       Wackenhut Contract for security personnel and services.

6.       TrueGreen Contract for snow removal.

                                                                SCHEDULE 3.02(e)


                           PURCHASER RELATED CONSENTS

1.       Approval of the Board of Directors of Communications.

2.       Approval of the Settlement Agreement.

3. Approval by the "Required Lenders" as such term is defined in the WCG Bank Facility.

                                                                      SCHEDULE 4


                              COOLING TOWER PARCEL

Lots Eight (8) and Nine (9), Block Eighty-Seven (87), Original Town, now City of Tulsa, Tulsa County, State of Oklahoma, according to the plat thereof.

                                                                      SCHEDULE 5


                              PARKING GARAGE PARCEL


TRACT A:

Lots One (1), Two (2), Three (3) and Four (4), Block Seventy-four (74), ORIGINAL TOWNSITE OF TULSA, now City of Tulsa, Tulsa County, State of Oklahoma, according to the Official Plat thereof;

TRACT B:

All that part of the Original Tulsa Station and Depot Grounds of the Burlington Northern Railroad Company's Right of Way located in Sections 1 and 2, Township 19 North, Range 12 East of the Indian Base and Meridian, more particularly described as follows, to-wit:

BEGINNING at a point that is the Northwest corner of Block 74, Original Town of Tulsa, now City of Tulsa, Tulsa County, Oklahoma, according to the Official Plat thereof; thence Westerly along the Westerly production of the North line of Block 74, a distance of 80.00 feet to a point, also being the Northeast corner of Block 73, said point also being the Southeast corner of that certain sale to the Tulsa Urban Renewal Authority, dated December 30, 1970, recorded December 30, 1970, in Book 3951 at Pages 1235, 1236, 1237 and 1238, and correction deed dated August 28, 1973; thence Northerly along the Northerly production of the East line of said Block 73 a distance of 200.00 feet; thence Easterly parallel
200.00 feet Northerly of the North line of said Block 74 a distance of 80.00 feet to a point on the Northerly production of the West line of Block 74; thence Southerly along the Northerly production of the West line of Block 74 a distance of 20.00 feet; thence Easterly parallel 180.00 feet Northerly of the North line of said Block 74 a distance of 60.91 feet to a point of intersection with an existing concrete retaining wall; thence Northeasterly along a deflection angle to the left of 5 (degrees) 42'01" a distance of 240.27 feet to a point on the Northerly production of the East line of Block 74; thence Southerly along said Northerly production of the East line of Block 74 a distance of 203.86 feet to the Northeast corner of Block 74; thence Westerly along the Northerly line of Block 74 a distance of 300.00 feet to the Point of Beginning of said tract of land.

                  AND, the following described property:

                  A portion of East First Street adjacent to Block 74 and Block 87 of the Original Townsite of Tulsa, Tulsa County, State of Oklahoma, that is below an elevation of One (1) foot lower than the driving lanes of said roadway. Said portion of street being more fully described as follows to wit:

                  Commencing at a point of beginning, said point being the southwest corner of Block 74; thence southerly and perpendicular to the south line of Block 74 a distance of 2.75 feet; thence easterly and parallel to the southerly line of said Block 74 a distance of 302.75 feet; thence northerly and parallel to the easterly line of Block 74 a distance of 191.00 feet; thence westerly and perpendicular a distance of 2.75 feet to the east line of Block 74; thence southerly along the east line of Block 74 a distance of 188.25 feet, thence westerly along the southerly line of Block 74 a distance of 300.00 feet, to the point of beginning.

                                                                       EXHIBIT A


                              FORM OF BILL OF SALE

                                                                       EXHIBIT B


                                  FORM OF DEED

                                                                       EXHIBIT C


                     FORM OF NON-FOREIGN ENTITY CERTIFICATE

                                                                       EXHIBIT D

                              PERMITTED EXCEPTIONS